Exhibit 99.1

   PRESS RELEASE

RALCORP ANNOUNCES EFFECTIVENESS OF
POST REGISTRATION STATEMENT ON FORM 10

Ralcorp Expects to Complete Separation of Post Cereals Business on Feb. 3

Ralcorp Provides 2012 Item-Specific Guidance for Private-Brand Business Following Separation

ST. LOUIS, Jan. 26, 2012 – Ralcorp Holdings, Inc. (NYSE: RAH) today announced that the Securities and Exchange Commission (“SEC”) has declared effective Post Holdings, Inc.’s (NYSE: POST) Registration Statement on Form 10 (“Form 10”).  As a result of this approval, Ralcorp expects the proposed separation of the Post cereals business will be completed on February 3, 2012.

Ralcorp will complete the separation by distributing at least 80 percent of the outstanding shares of Post common stock, to holders of Ralcorp common stock of record as of the close of business, on January 30, 2012 (the "Record Date").  Each such holder will receive one share of Post common stock for every two shares of Ralcorp common stock held on the Record Date. The distribution will be effective at 11:59 p.m., Eastern Time, on February 3, 2012 (the "Distribution Date"), subject to certain conditions, as previously announced; however, if the conditions have not been satisfied or waived on the Distribution Date, the Distribution Date may be extended until the conditions are satisfied or waived.  Additional details regarding the distribution can be found in the Form 10, available at www.sec.gov.

As previously announced, in connection with the separation transactions, Ralcorp has received $775 million and expects to receive an additional $125 million.  Ralcorp has used or intends to use these proceeds to reduce debt, aggressively pursue private-brand acquisitions and pursue additional share repurchases under the Company's remaining share repurchase authorization of approximately five million shares.

2012 Item-Specific Guidance

In connection with today’s announcement, Ralcorp provided item-specific guidance for its private-brand business.  For the year ending September 30, 2012, excluding amounts related to Post, Ralcorp expects the approximate values for the following items:

Depreciation and amortization expense	$205 million to $210 million
Capital expenditures	$190 million to $205 million
Effective income tax rate	35.5%
Weighted average number of shares outstanding, diluted	56.0 million to 56.5 million

Immediately following the completion of the separation and related financing matters, Ralcorp expects the approximate values for the following items:

Cash balance	$130 million to $150 million
Total debt	$1.95 billion to $1.97 billion
Weighted average interest rate of outstanding debt	6.3%
Percentage of debt with fixed rates	100%

Ralcorp will have no debt prepayable at par after the receipt of the proceeds from the separation.  The depreciation and amortization estimate includes the effect of Ralcorp’s acquisition of Sara Lee’s North American refrigerated dough business on October 3, 2011.  Ralcorp’s capital expenditures estimate includes a portion of the spending related to the previously announced accelerated cost reduction initiatives.

Ralcorp will report results for the first quarter of its fiscal year 2012 in a press release to be issued after market close on Tuesday, February 7, 2012.  The Company will also host a conference call on the morning of Wednesday, February 8, 2012 to discuss the results.  Conference call details will be announced separately.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release.  These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may," or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.  These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation; disruption to operations as a result of the proposed separation; inability of one or more of the businesses to operate independently following the completion of the proposed separation; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Ralcorp's cautionary statements and risk factors contained in its filings with the SEC and that Post identifies under the captions “Risk Factors” and “Forward-Looking Statements” in its preliminary information statement dated January 25, 2012 filed as exhibit 99.1 to Amendment No. 4 to Post’s Form 10 Registration Statement.  Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.  There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Ralcorp Holdings, Inc.

Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.  Ralcorp's diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta.  For more information about Ralcorp, visit the Company's website at www.ralcorp.com.

Contact:

Matt Pudlowski
Director, Business Development
(314) 877-7091

James Golden / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449